                          AIRCASTLE INVESTMENT LIMITED

                         2005 EQUITY AND INCENTIVE PLAN

          SECTION 1. PURPOSE OF PLAN.

          The name of this plan is the Aircastle Investment Limited 2005 Equity and Incentive Plan (the "Plan"). The Plan was adopted by the Board (as hereinafter defined) on January 17, 2006 and approved by the shareholders of the
Company on January 31, 2006 prior to the initial public offering of shares in the capital of the Company (the "Initial Public Offering"). The purpose of the
Plan is to provide additional incentive to selected management employees, directors and Consultants of the Company or its Subsidiaries whose contributions are essential to the growth and success of the Company's business, in order to strengthen the commitment of such persons to the Company and its Subsidiaries, motivate such persons to faithfully and diligently perform their responsibilities and attract and retain competent and dedicated persons whose efforts will result in the long-term growth and profitability of the Company. To accomplish such purposes, the Plan provides that the Company may grant (a)
Options, (b) Share Appreciation Rights, (c) awards of Restricted Shares,
Deferred Shares, Performance Shares, unrestricted Shares or Other Share-Based
Awards, or (d) any combination of the foregoing.

          SECTION 2. DEFINITIONS.

          For purposes of the Plan, the following terms shall be defined as set forth below:

                    (a) "Administrator" means the Board, or if and to the extent the Board does not administer the Plan, the Committee in accordance with Section 3 hereof.

                    (b) "Affiliate" means an affiliate of the Company (or other referenced entity, as the case may be) as defined in Rule 12b-2 promulgated under Section 12 of the Exchange Act.

                    (c) "Award" means any Option, Share Appreciation Right,
          Restricted Share, Deferred Share, unrestricted Share or Other
          Share-Based Award granted under the Plan.

                    (d) "Award Agreement" means any written agreement, contract or other instrument or document evidencing an Award.

                    (e) "Beneficial Owner" (or any variant thereof) has the
          meaning defined in Rule 13d-3 under the Exchange Act.

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                    (f) "Board" means the Board of Directors of the Company.

                    (g) "Cause" means (i) the continued failure by the
          Participant substantially to perform his or her duties and obligations to the Company or any Subsidiary or Affiliate, including without limitation repeated refusal to follow the reasonable directions of his or her employer, knowing violation of law in the course of performance of the duties of Participant's employment with the Company or any
          Subsidiary or Affiliate, engagement in misconduct which is materially injurious to the Company or any Subsidiary or Affiliate, repeated absences from work without a reasonable excuse, or intoxication with alcohol or illegal drugs while on the Company's or any Subsidiary's or
          Affiliate's premises during regular business hours (other than any such failure resulting from his or her incapacity due to physical or mental illness); (ii) fraud or material dishonesty against the Company or any Subsidiary or Affiliate; or (iii) a conviction or plea of guilty or nolo contendere for the commission of a felony or a crime involving material dishonesty. Determination of Cause shall be made by the Administrator in its sole discretion. Notwithstanding the foregoing, to the extent that a Participant's employment agreement with the Company, any Subsidiary or any Affiliate expressly states that the definition of cause set forth in such agreement shall override the definition of Cause in this Plan, then the definition of cause in such employment shall constitute "Cause" for such Participant under this Plan.

                    (h) "Change in Capitalization" means any (i) merger,
          amalgamation, consolidation, reclassification, recapitalization, spin-off, spin-out, repurchase or other reorganization or corporate transaction or event, (ii) dividend (whether in the form of cash,
          Shares or other property), share split or reverse share split consolidation or subdivision, (iii) combination or exchange of shares,
          (iv) other change in corporate structure or (v) declaration of a special dividend (including a cash dividend) or other distribution, which, in any such case, the Administrator determines, in its sole discretion, affects the Shares such that an adjustment pursuant to
          Section 5 hereof is appropriate.

                    (i) "Change in Control" shall be deemed to have occurred if an event set forth in any one of the following paragraphs shall have occurred:

          (i) any Person other than any Permitted Transferee is or becomes the
     Beneficial Owner, directly or indirectly, of securities of the Company representing 50% or more of the combined voting power of the Company's then outstanding securities; or

          (ii) the following individuals cease for any reason to constitute a majority of the number of directors then serving on the Board: individuals who,

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     on the date hereof, constitute the Board and any new director (other than a director whose initial assumption of office is in connection with an actual or threatened election contest, including but not limited to a consent solicitation, relating to the election of directors of the Company) whose appointment or election by the Board or nomination for election by the
     Company's shareholders was approved or recommended by a vote of at least two-thirds (2/3) of the directors then still in office who either were directors on the date hereof or whose appointment, election or nomination for election was previously so approved or recommended; or;

          (iii) there is consummated a merger or amalgamation or consolidation of the Company or any direct or indirect subsidiary of the Company with any other corporation, other than a merger or consolidation immediately following which the individuals who comprise the Board immediately prior thereto constitute at least a majority of the Board of the entity surviving such merger or amalgamation or consolidation or, if the Company or the entity surviving such merger or amalgamation is then a subsidiary, the ultimate parent thereof; or

          (iv) the shareholders of the Company approve a plan of complete liquidation or dissolution of the Company or there is consummated an agreement for the sale or disposition by the Company of all or substantially all of the Company's assets, other than (a) a sale or disposition by the Company of all or substantially all of the Company's assets to an entity, at least 50% of the combined voting power of the voting securities of which are owned by shareholders of the Company following the completion of such transaction in substantially the same proportions as their ownership of the Company immediately prior to such sale or (b) a sale or disposition of all or substantially all of the
     Company's assets immediately following which the individuals who comprise the Board immediately prior thereto constitute at least a majority of the board of directors of the entity to which such assets are sold or disposed or, if such entity is a subsidiary, the ultimate parent thereof (it being understood that no transaction determined by the Administrator, in its good faith, to be a securitization or financing transaction shall be deemed a sale of all or substantially all of the assets of the Company).

     Notwithstanding the foregoing, a "Change in Control" shall not be deemed to have occurred by virtue of the consummation of any transaction or series of integrated transactions immediately following which the holders of shares in the capital of the Company immediately prior to such transaction or series of transactions continue to have substantially the same proportionate ownership in an entity which owns all or substantially all of the assets of the Company immediately following such transaction or series of transactions.

                    (j) "Code" means the Internal Revenue Code of 1986, as
          amended from time to time, or any successor thereto.

                                      -3-

                    (k) "Committee" means any committee or subcommittee the
          Board may appoint to administer the Plan. Subject to the discretion of the Board, the Committee shall be composed entirely of individuals who meet the qualifications of an "outside director" within the meaning of
          Section 162(m) of the Code, a "non-employee director" within the meaning of Rule 16b-3 under the Exchange Act and any other qualifications required by the applicable share exchange on which the
          Shares are traded. If at any time or to any extent the Board shall not administer the Plan, then the functions of the Administrator specified in the Plan shall be exercised by the Committee. Except as otherwise provided in the Company's Certificate of Incorporation or Bylaws, as
          amended from time to time, any action of the Committee with respect to the administration of the Plan shall be taken by a majority vote at a meeting at which a quorum is duly constituted or unanimous written consent of the Committee's members.

                    (l) "Company" means Aircastle Investment Limited, a Bermuda exempted company (or any successor corporation).

                    (m) "Consultant" means a consultant or advisor who is a
          natural person, engaged to render bona fide services to the Company, or any of Subsidiary.

                    (n) "Deferred Shares" means the right to receive Shares at the end of a specified deferral period granted pursuant to Section 9 below.

                    (o) "Disability" means that a Participant (i) is unable to engage in any substantial gainful activity by reason of any medically determinable physical or mental impairment which can be expected to result in death or can be expected to last for a continuous period of not less than 12 months, or (ii) is, by reason of any medically determinable physical or mental impairment which can be expected to result in death or can be expected to last for a continuous period of not less than 12 months, receiving income replacement benefits for a period of not less than 3 months under an accident and health plan, or disability plan, covering employees of the Company or an Affiliate of the Company.

                    (p) "Eligible Recipient" means a key employee, director or
          Consultant of the Company or any Subsidiary who has been selected as an eligible participant by the Administrator.

                    (q) "Exchange Act" shall mean the Securities Exchange Act of
          1934, as amended from time to time.

                                      -4-

                    (r) "Exercise Price" means the per share price at which a
          holder of an award granted hereunder may purchase the Shares issuable upon exercise of such award.

                    (s) "Fair Market Value" as of a particular date shall mean the fair market value of the Shares as determined by the Administrator in its sole discretion; provided, however, that (i) if the Shares are admitted to trading on a national securities exchange, fair market value of the Shares on any date shall be the closing sale price reported for such Shares on such last day preceding such date on which a sale was reported, (ii) if the Shares are admitted to quotation on the National Association of Securities Dealers Automated Quotation
          ("Nasdaq") System or other comparable quotation system and has been designated as a National Market System ("NMS") security, fair market value of the Shares on any date shall be the closing sale price reported for such Shares on such system on the last date preceding such date on which a sale was reported, or (iii) if the Shares are admitted to quotation on the Nasdaq System but have not been designated as an NMS security, fair market value of the Shares on any date shall be the average of the highest bid and lowest asked prices of such Shares on such system on the last date preceding such date on which both bid and ask prices were reported.

                    (t) "Incentive Share Option" shall mean an Option that is an
          "incentive share option" within the meaning of section 422 of the
          Code, or any successor provision, and that is designated in the applicable Option agreement as an Incentive Share Option.

                    (u) "Non-Officer Director" means a director of the Company who is not (i) an officer or employee of the Company or of any
          Subsidiary or (ii) the Beneficial Owner, whether directly or indirectly, of ten percent (10%) or more of the Shares.

                    (v) "Nonqualified Share Option" means any Option that is not an Incentive Share Option, including any Option that provides (as of the time such Option is granted) that it will not be treated as an
          Incentive Share Option.

                    (w) "Option" means an option to purchase Shares granted
          pursuant to Section 7 hereof.

                    (x) "Other Share-Based Awards" means a right or other
          interest granted to a Participant under the Plan that may be denominated or payable in, valued in whole or in part by reference to, or otherwise based on or related to, the Shares, including but not limited to restricted share units, dividend equivalents or performance units, each of which may be subject to the attainment of Performance
          Goals or a period of continued employment or other terms or conditions as permitted under the Plan.

                                      -5-

                    (y) "Participant" means (i) any Eligible Recipient selected by the Administrator, pursuant to the Administrator's authority in
          Section 3 below, to receive grants of Options, Share Appreciation
          Rights, awards of Restricted Shares, awards of unrestricted Shares,
          Deferred Shares, Performance Shares, Other Share-Based Awards or any
          combination of the foregoing, and upon his or her death, his or her successors, heirs, executors and administrators, as the case may be and (ii) any Non-Officer Director who is eligible to receive Shares pursuant to Section 11 below.

                    (z) "Performance Goals" means performance goals based on one or more of the following criteria: (i) earnings including operating income, earnings before or after taxes, earnings before or after interest, depreciation, amortization, or extraordinary or special items or book value per share (which may exclude nonrecurring items);
          (ii) pre-tax income or after-tax income; (iii) earnings per Share
          (basic or diluted); (iv) operating profit; (v) revenue, revenue growth or rate of revenue growth; (vi) return on assets (gross or net), return on investment, return on capital, or return on equity; (vii)
          returns on sales or revenues; (viii) operating expenses; (ix) share price appreciation; (x) cash flow, free cash flow, cash flow return on investment (discounted or otherwise), net cash provided by operations, or cash flow in excess of cost of capital; (xi) implementation or completion of critical projects or processes; (xii) economic value created; (xiii) cumulative earnings per share growth; (xiv) operating margin or profit margin; (xv) share price or total shareholder return;
          (xvi) cost targets, reductions and savings, productivity and efficiencies; (xvii) strategic business criteria, consisting of one or more objectives based on meeting specified market penetration, geographic business expansion, customer satisfaction, employee satisfaction, human resources management, supervision of litigation, information technology, and goals relating to acquisitions, divestitures, joint ventures and similar transactions, and budget comparisons; (xviii) personal professional objectives, including any of the foregoing performance goals, the implementation of policies and plans, the negotiation of transactions, the development of long term business goals, formation of joint ventures, research or development collaborations, and the completion of other corporate transactions;
          and (xix) any combination of, or a specified increase in, any of the foregoing. Where applicable, the Performance Goals may be expressed in terms of attaining a specified level of the particular criteria or the attainment of a percentage increase or decrease in the particular criteria, and may be applied to one or more of the Company, a
          Subsidiary or Affiliate, or a division or strategic business unit of the Company, or may be applied to the performance of the Company relative to a market index, a group of other companies or a combination thereof, all as determined by the Committee. The
          Performance Goals may include a threshold level of performance below which no payment will be made (or no vesting will occur), levels of performance at which specified payments will be made (or specified vesting will occur), and a

                                      -6-

          maximum level of performance above which no additional payment will be made (or at which full vesting will occur). Each of the foregoing
          Performance Goals shall be determined in accordance with generally accepted accounting principles and shall be subject to certification by the Committee; provided that the Committee shall have the authority to make equitable adjustments to the Performance Goals in recognition of unusual or non-recurring events affecting the Company or any
          Subsidiary or Affiliate or the financial statements of the Company or any Subsidiary or Affiliate, in response to changes in applicable laws or regulations, or to account for items of gain, loss or expense determined to be extraordinary or unusual in nature or infrequent in occurrence or related to the disposal of a segment of a business or related to a change in accounting principles.

                    (aa) "Performance Shares" means Shares that are subject to restrictions based upon the attainment of specified performance objectives granted pursuant to Section 9 below.

                    (bb) "Permitted Transferee" shall mean, (i) any Affiliate of
          Fortress Investment Fund III LP, a Delaware limited partnership, (ii)
          any investment vehicle (whether formed as a private investment fund, stock company or otherwise) managed directly or indirectly by Fortress
          Investment Group LLC, a Delaware limited liability company, or any of its (or its successors' or assigns') Affiliates (a "FIG Fund"), or
          (iii) any general partner, limited partner, managing member or person occupying a similar role of or with respect to any FIG Fund.

                    (cc) "Person" shall have the meaning given in Section
          3(a)(9) of the Exchange Act, as modified and used in Sections 13(d)
          and 14(d) thereof, except that such term shall not include (i) the
          Company or any of its subsidiaries, (ii) a trustee or other fiduciary holding securities under an employee benefit plan of the Company or any of its Subsidiaries, (iii) an underwriter temporarily holding securities pursuant to an offering of such securities, or (iv) a corporation owned, directly or indirectly, by the shareholders of the
          Company in substantially the same proportions as their ownership of share of the Company.

                    (dd) "Restricted Shares" means Shares subject to certain
          restrictions granted pursuant to Section 9 below.

                    (ee) "Retirement" means a termination of a Participant's
          employment, other than for Cause, on or after attainment of age 65.

                    (ff) "Shares" means shares of $0.01 per share each in the
          capital of the Company reserved for issuance under the Plan, as adjusted

                                      -7-

          pursuant to the Plan, and any successor (pursuant to a merger, consolidation or other reorganization) security.

                    (gg) "Share Appreciation Right" means the right pursuant to an award granted under Section 8 below to receive an amount equal to the excess, if any, of (i) the aggregate Fair Market Value, as of the date such Share Appreciation Right or portion thereof is surrendered, of the Shares covered by such right or such portion thereof, over (ii)
          the aggregate Exercise Price of such right or such portion thereof.

                    (hh) "Subsidiary" means any company or corporation in an
          unbroken chain of corporations beginning with the Company if, at the time of granting of an Award, each of the corporations (other than the last corporation in the unbroken chain) owns share possessing 50% or more of the total combined voting power of all classes of share in one of the other corporations in the chain.

          SECTION 3. ADMINISTRATION.

                    (a) The Plan shall be administered by the Administrator and shall be administered in accordance with the requirements of Section
          162(m) of the Code (but only to the extent necessary and desirable to maintain qualification of awards under the Plan under Section 162(m)
          of the Code) and, to the extent applicable, Rule 16b-3 under the
          Exchange Act ("Rule 16b-3").

                    (b) Pursuant to the terms of the Plan, the Administrator,
          subject, in the case of any Committee, to any restrictions on the authority delegated to it by the Board, shall have the power and authority, without limitation:

                         (1) to select those Eligible Recipients who shall be
               Participants;

                         (2) to determine whether and to what extent Share
               Options, Share Appreciation Rights, awards of Restricted Shares,
               Deferred Shares, Performance Shares, Other Share-Based Awards or
               a combination of any of the foregoing, are to be granted
               hereunder to Participants;

                         (3) to determine whether Options are intended to be
               Incentive Share Options or Nonqualified Share Options, provided, however, that Incentive Share Options can only be granted to employees of the Company or any Subsidiary (within the meaning of
               Section 424(e) and (f) of the Code);

                                      -8-

                         (4) to determine the number of Shares to be covered by
               each award granted hereunder;

                         (5) to determine the terms and conditions, not
               inconsistent with the terms of the Plan, of each award granted hereunder (including, but not limited to, (x) the restrictions applicable to awards of Restricted Shares or Deferred Shares and the conditions under which restrictions applicable to such awards of Restricted Shares or Deferred Shares shall lapse, and (y) the performance goals and periods applicable to awards of Performance
               Shares);

                         (6) to determine the terms and conditions, not
               inconsistent with the terms of the Plan, which shall govern all written instruments evidencing Share Options, Share Appreciation
               Rights, awards of Restricted Shares, Deferred Shares or
               Performance Shares or any combination of the foregoing granted hereunder;

                         (7) to determine the Fair Market Value;

                         (8) to determine the duration and purpose of leaves of
               absence which may be granted to a Participant without
               constituting termination of their employment for purposes
               Nonqualified Share Options granted under the Plan;

                         (9) to adopt, alter and repeal such administrative
               rules, guidelines and practices governing the Plan as it shall from time to time deem advisable; and

                         (10) to construe and interpret the terms and provisions
               of the Plan and any award issued under the Plan (and any Award
               Agreement relating thereto), and to otherwise supervise the administration of the Plan and to exercise all powers and
               authorities either specifically granted under the Plan or
               necessary and advisable in the administration of the Plan.

                    (c) Notwithstanding paragraph (b) of this Section 3, (i) the automatic, nondiscretionary grants of Shares shall be made to
          Non-Officer Directors pursuant to and in accordance with the terms of
          Section 10 below and (ii) neither the Board, the Committee nor their respective delegates shall have the authority to reprice (or cancel and regrant) any Option or, if applicable, other Award at a lower exercise, base or purchase price without first obtaining the approval of the Company's shareholders.

                    (d) All decisions made by the Administrator pursuant to the provisions of the Plan shall be final, conclusive and binding on all persons, including the Company and the Participants. No member of the

                                      -9-

          Board or the Committee, nor any officer or employee of the Company or any Subsidiary acting on behalf of the Board or the Committee, shall be personally liable for any action, omission, determination, or interpretation taken or made in good faith with respect to the Plan, and all members of the Board or the Committee and each and any officer or employee of the Company and of any Subsidiary acting on their behalf shall, to the maximum extent permitted by law, be fully indemnified and protected by the Company in respect of any such action, omission, determination or interpretation.

          SECTION 4. SHARES RESERVED FOR ISSUANCE UNDER THE PLAN.

                    (a) Subject to Section 5 hereof, the total number of Shares reserved and available for issuance under the Plan shall be equal to
          4,000,000 shares. Such Shares may consist, in whole or in part, of authorized and unissued Shares. From and after such time as the Plan is subject to Code Section 162(m), the aggregate Awards granted during any fiscal year to any single individual who is likely to be a
          "covered employee" as defined under Code Section 162(m) shall not exceed 2,500,000 Shares. Determinations made in respect of the limitation set forth in the preceding sentence shall be made in a manner consistent with Section 162(m) of the Code.

                    (b) Shares issued under the Plan shall be authorized but
          unissued Shares. If any Shares subject to an Award are repurchased or if an Award otherwise terminates or expires without a distribution of shares to the Participant, the Shares (or in the event of a repurchase of Shares the equivalent number of Shares) with respect to such Award shall, to the extent of any such repurchase, termination or expiration, again be available for Awards under the Plan.

          SECTION 5. EQUITABLE ADJUSTMENTS.

          In the event of any Change in Capitalization, an equitable substitution or proportionate adjustment shall be made, in each case, as may be determined by the Administrator, in its sole discretion, in (i) the aggregate number of Shares reserved for issuance under the Plan and the maximum number of
Shares that may be subject to Awards granted to any Participant in any calendar year, (ii) the kind, number and Exercise Price subject to outstanding Options and Share Appreciation Rights granted under the Plan, and (iii) the kind, number and purchase price of Shares subject to outstanding awards of Restricted Shares,
Deferred Shares, Performance Shares or Other Share-Based Awards granted under the Plan, in each case as may be determined by the Administrator, in its sole discretion, provided, however, that any fractional shares resulting from the adjustment shall be eliminated. Such other equitable substitutions or adjustments shall be made as may be determined by the Administrator, in its sole discretion. Without limiting the generality of the foregoing, in connection with a Change in Capitalization, the Administrator may provide, in its sole discretion, for the cancellation of any outstanding award granted hereunder
(except fully vested Restricted

                                      -10-

Shares, fully vested Deferred Shares and fully vested Performance Shares as to which all restrictions, except any restrictions described in Section 16(d)
hereof, have lapsed) in exchange for payment in cash or other property of the aggregate Fair Market Value of the Shares covered by such award, reduced by the aggregate Exercise Price or purchase price thereof, if any. Notwithstanding the foregoing, with respect to Incentive Share Options, any adjustment shall be made in accordance with the provisions of Section 424(h) of the Code and any regulations or guidance promulgated thereunder, and provided further that no such adjustment shall cause any Award hereunder which is or becomes subject to
Section 409A of the Code to fail to comply with the requirements of such section. The Administrator's determinations pursuant to this Section 5 shall be final, binding and conclusive.

          SECTION 6. ELIGIBILITY.

          Except as set forth in Section 11 below, the Participants under the
Plan shall be selected from time to time by the Administrator, in its sole discretion, from among Eligible Recipients; provided however that Incentive
Share Options may only be granted to employees of the Company or any Subsidiary.
Notwithstanding the foregoing, Non-Officer Directors shall be eligible for awards other than those set forth in Section 10, as determined by the
Administrator from time to time.

          SECTION 7. OPTIONS.

                    (a) General. Each Participant who is granted an Option shall enter into an Award Agreement with the Company, containing such terms and conditions as the Administrator shall determine, in its discretion, which Award Agreement shall set forth, among other things, the Exercise Price of the Option, the term of the Option and provisions regarding exercisability of the Option granted thereunder.
          Each Option shall be clearly identified in the applicable Award
          Agreement as either an Incentive Share Option or a Nonqualified Share
          Option. The provisions of each Option need not be the same with respect to each Participant. More than one Option may be granted to the same Participant and be outstanding concurrently hereunder.
          Options granted under the Plan shall be subject to the terms and conditions set forth in this Section 7 and shall contain such additional terms and conditions, not inconsistent with the terms of the Plan, as the Administrator shall deem desirable and set forth in the applicable Award Agreement.

                    (b) Exercise Price. The Exercise Price of Shares purchasable under an Option shall be determined by the Administrator in its sole discretion at the time of grant. If a Participant owns or is deemed to own (by reason of the attribution rules applicable under Section
          424(d) of the Code) more than 10% of the combined voting power of all classes of share of the Company or of any Subsidiary and an Incentive
          Share Option is granted to such Participant, the option price of such
          Incentive Share Option (to the extent

                                      -11-

          required at the time of grant by the Code) shall be no less than 110%
          of the Fair Market Value on the date such Incentive Share Option is granted.

                    (c) Option Term. The maximum term of each Option shall be
          fixed by the Administrator, but no Option shall be exercisable more than ten years after the date such Option is granted. Each Option's term is subject to earlier expiration pursuant to the applicable provisions in the Plan and the Award Agreement. Notwithstanding the
          foregoing, the Administrator shall have the authority to accelerate the exercisability of any outstanding Option at such time and under such circumstances as it, in it sole discretion, deems appropriate.

                    (d) Exercisability. Each Option shall be exercisable at such time or times and subject to such terms and conditions, including the attainment of preestablished corporate performance goals, as shall be determined by the Administrator in the applicable Option agreement.
          The Administrator may also provide that any Option shall be exercisable only in installments, and the Administrator may waive such installment exercise provisions at any time, in whole or in part, based on such factors as the Administrator may determine in its sole discretion. Notwithstanding anything to the contrary contained herein, an Option may not be exercised for a fraction of a share.

                    (e) Method of Exercise. Options may be exercised in whole or in part by giving written notice of exercise to the Company specifying the number of Shares to be purchased, accompanied by payment in full of the aggregate Exercise Price of the Shares so purchased in cash or its equivalent, as determined by the Administrator. As determined by the Administrator, in its sole discretion, with respect to any Option or category of Options, payment in whole or in part may also be made
          (i) in the form of a net repurchase of Shares by the Company at Fair
          Market Value equal to the aggregate exercise price of such Shares purchase by the Participant upon exercise and issued by the Company to the Participant (ii) in the form of repurchase for par value of unrestricted Shares already owned by the Participant which, (x) in the case of unrestricted Shares acquired upon exercise of an Option, have been owned by the Participant for more than six months on the date of surrender, and (y) have a Fair Market Value on the date of surrender equal to the aggregate option price of the Shares as to which such
          Option shall be exercised, (iii) any other form of consideration approved by the Administrator and permitted by applicable law, (iv) if the Shares are traded on a public exchange, through an arrangement with a broker whereby payment of the exercise price is made with the proceeds of the sale of Shares or (iv) any combination of the foregoing.

                    (f) Limitations on Incentive Share Options. To the extent
          that the aggregate Fair Market Value with respect to which Incentive

                                      -12-

          Share Options are exercisable for the first time by a Participant during any calendar year under the Plan and any other share option plan of the Company shall exceed $100,000, the portion of such
          Incentive Share Options in excess of $100,000 shall be treated as
          Nonqualified Share Options. Such Fair Market Value shall be determined as of the date on which each such Incentive Share Option is granted.
          No Incentive Share Option may be granted to an individual if, at the time of the proposed grant, such individual owns (or is deemed to own under the Code) share possessing more than 10% of the total combined voting power of all classes of share of the Company unless (i) the
          Exercise Price of such Incentive Share Option is at least 110% of the
          Fair Market Value per Share at the time such Incentive Share Option is granted and (ii) such Incentive Share Option is not exercisable after the expiration of five years from the date such Incentive Share Option is granted.

                    (g) Rights as Shareholder. A Participant shall have no
          rights to dividends or any other rights of a shareholder with respect to the Shares subject to an Option until the Participant has given written notice of exercise, has paid in full for such Shares, has satisfied the requirements of Section 15 hereof and, if requested, has given the representation described in paragraph (b) of Section 16 hereof.

                    (h) Transfers of Options. Except as otherwise determined by the Administrator, and in any event in the case of an Incentive Share
          Option, no Option granted under the Plan shall be transferable by a
          Participant otherwise than by will or the laws of descent and distribution. Unless otherwise determined by the Administrator in accord with the provisions of the immediately preceding sentence, an
          Option may be exercised, during the lifetime of the Participant, only by the Participant or, during the period the Participant is under a legal disability, by the Participant's guardian or legal
          representative. The Administrator may, in its sole discretion, subject to applicable law, permit the gratuitous transfer during a
          Participant's lifetime of a Nonqualified Share Option, (i) by gift to a member of the Participant's immediate family, (ii) by transfer by instrument to a trust for the benefit of such immediate family members, or (iii) to a partnership or limited liability company in which such family members are the only partners or members; provided, however, that, in addition to such other terms and conditions as the
          Administrator may determine in connection with any such transfer, no transferee may further assign, sell, hypothecate, charge or otherwise transfer the transferred Option, in whole or in part, other than by will or by operation of the laws of descent and distribution. Each permitted transferee shall agree to be bound by the provisions of this
          Plan and the applicable Option agreement.

                    (i) Termination of Employment or Service.

                                      -13-

                         (1) Unless the applicable Award Agreement provides
               otherwise, in the event that the employment or service of a
               Participant with the Company or any Subsidiary shall terminate for any reason other than Cause, Retirement, Disability, or death, (A) Options granted to such Participant, to the extent that they are exercisable at the time of such termination, shall remain exercisable until the date that is 90 days after such termination, on which date they shall expire, and (B) Options granted to such Participant, to the extent that they were not exercisable at the time of such termination, shall expire at the close of business on the date of such termination. The 90-day period described in this Section 7(i)(1) shall be extended to one year after the date of such termination in the event of the
               Participant's death during such 90-day period. Notwithstanding the foregoing, no Option shall be exercisable after the
               expiration of its term.

                         (2) Unless the applicable Award Agreement provides
               otherwise, in the event that the employment or service of a
               Participant with the Company or any Subsidiary shall terminate on account of the Retirement, Disability, or death of the
               Participant, (A) Options granted to such Participant, to the extent that they were exercisable at the time of such
               termination, shall remain exercisable until the date that is one year after such termination, on which date they shall expire and
               (B) Options granted to such Participant, to the extent that they were not exercisable at the time of such termination, shall expire at the close of business on the date of such termination.
               Notwithstanding the foregoing, no Option shall be exercisable after the expiration of its term.

                         (3) In the event of the termination of a Participant's
               employment or service for Cause, all outstanding Options granted to such Participant shall expire at the commencement of business on the date of such termination.

                    (j) Other Change in Employment Status. An Option shall be
          affected, both with regard to vesting schedule and termination, by leaves of absence, changes from full-time to part-time employment, partial disability or other changes in the employment status of an
          Participant, in the discretion of the Administrator. The Administrator shall follow the written policies of the Company (if any), including such rules, guidelines and practices as may be adopted pursuant to
          Section 3 hereof, as they may be in effect from time to time, with regard to such matters.

          SECTION 8. SHARE APPRECIATION RIGHTS.

          (a) General. Share Appreciation Rights may be granted either alone
("Free Standing Rights") or in conjunction with all or part of any Share Option granted under the Plan ("Related Rights"), provided that, in each case, the
Shares underlying the

                                      -14-

Share Appreciation Rights are traded on an "established securities market"
within the meaning of Section 409A of the Code. In the case of a Nonqualified
Share Option, Related Rights may be granted either at or after the time of the grant of such Share Option. In the case of an Incentive Share Option, Related
Rights may be granted only at the time of the grant of the Incentive Share
Option. The Administrator shall determine the Eligible Recipients to whom, and the time or times at which, grants of Share Appreciation Rights shall be made;
the number of Shares to be awarded, the price per share, and all other conditions of Share Appreciation Rights. Notwithstanding the foregoing, no
Related Right may be granted for more shares than are subject to the Share
Option to which it relates and any Share Appreciation Right must be granted with an exercise price not less than the Fair Market Value of the Shares on the date of grant. The provisions of Share Appreciation Rights need not be the same with respect to each Participant. Share Appreciation Rights granted under the Plan shall be subject to the following terms and conditions set forth in this Section
8 and shall contain such additional terms and conditions, not inconsistent with the terms of the Plan, as the Administrator shall deem desirable, as set forth in the applicable Award Agreement.

          (b) Awards. The prospective recipient of a Share Appreciation Right shall not have any rights with respect to such Award, unless and until such recipient has executed an Award Agreement and delivered a fully executed copy thereof to the Company, within a period of sixty days (or such other period as the Administrator may specify) after the award date. Participants who are granted Share Appreciation Rights shall have no rights as shareholders of the
Company with respect to the grant or exercise of such rights.

          (c) Exercisability.

               (1) Share Appreciation Rights that are Free Standing Rights
("Free Standing Share Appreciation Rights") shall be exercisable at such time or times and subject to such terms and conditions as shall be determined by the
Administrator at or after grant; provided, however, that no Free Standing Share
Appreciation Right shall be exercisable during the first six months of its term, except that this additional limitation shall not apply in the event of a
Participant's death or Disability prior to the expiration of such six-month period.

               (2) Share Appreciation Rights that are Related Rights ("Related
Share Appreciation Rights") shall be exercisable only at such time or times and to the extent that the Share Options to which they relate shall be exercisable in accordance with the provisions of Section 7 above and this Section 8 of the
Plan; provided, however, that a Related Share Appreciation Right granted in connection with an Incentive Share Option shall be exercisable only if and when the Fair Market Value of the Shares subject to the Incentive Share Option exceeds the Exercise Price of such Option; provided, further, that no Related
Share Appreciation Right shall be exercisable during the first six months of its term, except that this additional limitation shall not apply in the event of a
Participant's death or Disability prior to the expiration of such six-month period.

                                      -15-

          (d) Payment Upon Exercise.

               (1) Upon the exercise of a Free Standing Share Appreciation
Right, the Participant shall be entitled to receive up to, but not more than, that number of Shares equal in value to the excess of the Fair Market Value as of the date of exercise over the price per share specified in the Free Standing
Share Appreciation Right (which price shall be no less than 100% of the Fair
Market Value on the date of grant) multiplied by the number of Shares in respect of which the Free Standing Share Appreciation Right is being exercised, with the
Administrator having the right to determine the form of payment.

               (2) A Related Right may be exercised by a Participant by
surrendering the applicable portion of the related Option. Upon such exercise and surrender, the Participant shall be entitled to receive up to, but not more than, that number of Shares equal in value to the excess of the Fair Market
Value as of the date of exercise over the Exercise Price specified in the related Option (which price shall be no less than 100% of the Fair Market Value on the date of grant) multiplied by the number of Shares in respect of which the
Related Share Appreciation Right is being exercised, with the Administrator having the right to determine the form of payment. Options which have been so surrendered, in whole or in part, shall no longer be exercisable to the extent the Related Rights have been so exercised.

               (3) Notwithstanding the foregoing, the Administrator may
determine to settle the exercise of a Share Appreciation Right in cash (or in any combination of Shares and cash) to the extent that such settlement does not result in an excise tax being payable pursuant to Section 409A of the Code.

          (e) Non-Transferability.

               (1) Free Standing Share Appreciation Rights shall be transferable only when and to the extent that an Option would be transferable under Section 7 of the Plan.

               (2) Related Share Appreciation Rights shall be transferable only when and to the extent that the underlying Option would be transferable under
Section 7 of the Plan.

          (f) Termination of Employment or Service.

               (1) In the event of the termination of employment or service with the Company or any Subsidiary of a Participant who has been granted one or more
Free Standing Share Appreciation Rights, such rights shall be exercisable at such time or times and subject to such terms and conditions as shall be determined by the Administrator at or after grant.

               (2) In the event of the termination of employment or service with the Company or any Subsidiary of a Participant who has been granted one or more

                                      -16-

Related Share Appreciation Rights, such rights shall be exercisable at such time or times and subject to such terms and conditions as set forth in the related
Share Options.

          (g) Term.

               (1) The term of each Free Standing Share Appreciation Right shall be fixed by the Administrator, but no Free Standing Share Appreciation Right
shall be exercisable more than ten years after the date such right is granted.

               (2) The term of each Related Share Appreciation Right shall be the term of the Share Option to which it relates, but no Related Share
Appreciation Right shall be exercisable more than ten years after the date such right is granted.

          SECTION 9. RESTRICTED SHARES, DEFERRED SHARES AND PERFORMANCE SHARES.

          (a) General. Awards of Restricted Shares, Deferred Shares or
Performance Shares may be issued either alone or in addition to other awards granted under the Plan. The Administrator shall determine the Eligible
Recipients to whom, and the time or times at which, awards of Restricted Shares,
Deferred Shares or Performance Shares shall be made; the number of Shares to be awarded; the price, if any, to be paid by the Participant for the acquisition of
Restricted Shares, Deferred Shares or Performance Shares; the Restricted Period
(as defined in paragraph (c) of this Section 9), if any, applicable to awards of
Restricted Shares or Deferred Shares; the performance objectives applicable to awards of Restricted Shares, Deferred Shares or Performance Shares; and all
other conditions of the awards of Restricted Shares, Deferred Shares and
Performance Shares. The Administrator may also condition the grant of the award of Restricted Shares, Deferred Shares or Performance Shares upon the exercise of
Options, or upon such other criteria as the Administrator may determine, in its sole discretion. The provisions of the awards of Restricted Shares, Deferred
Shares or Performance Shares need not be the same with respect to each
Participant.

          (b) Awards and Certificates. The prospective recipient of awards of
Restricted Shares, Deferred Shares or Performance Shares shall not have any rights with respect to any such award, unless and until such recipient has executed an Award Agreement and delivered a fully executed copy thereof to the
Company, within a period of sixty days (or such other period as the
Administrator may specify) after the award date. Except as otherwise provided below in this Section 9(c), (i) each Participant who is granted an award of
Restricted Shares or Performance Shares shall be issued a share certificate in respect of such shares of Restricted Shares or Performance Shares; and (ii) such certificate shall be registered in the name of the Participant, and shall bear an appropriate legend referring to the terms, conditions, and restrictions applicable to any such award.

          The Company may require that the share certificates evidencing
Restricted Shares or Performance Shares granted hereunder be held in the custody of the Company until the restrictions thereon shall have lapsed, and that, as a condition of any award of

                                      -17-

Restricted Shares or Performance Shares, the Participant shall have delivered a share transfer form relating to the Shares covered by such award.

          With respect to awards of Deferred Shares, at the expiration of the
Restricted Period, share certificates in respect of such shares of Deferred
Shares shall be delivered to the Participant, or his legal representative, in a number equal to the number of Shares covered by the Deferred Shares award.

          (c) Restrictions and Conditions. The awards of Restricted Shares,
Deferred Shares and Performance Shares granted pursuant to this Section 9 shall be subject to the following restrictions and conditions and any additional restrictions or conditions as determined by the Administrator at the time of grant or thereafter:

               (1) Subject to the provisions of the Plan and the Restricted
Shares Award Agreement, Deferred Shares Award Agreement or Performance Shares
Award Agreement, as appropriate, governing any such award, during such period as may be set by the Administrator commencing on the date of grant (the "Restricted
Period"), the Participant shall not be permitted to sell, transfer, charge, pledge or assign shares of Restricted Shares, Deferred Shares or Performance
Shares awarded under the Plan; provided, however, that the Administrator may, in its sole discretion, provide for the lapse of such restrictions in installments and may accelerate or waive such restrictions in whole or in part based on such factors and such circumstances as the Administrator may determine, in its sole discretion, including, but not limited to, the attainment of certain performance related goals, the Participant's termination of employment or service as a director or Consultant to the Company or any Subsidiary, the Participant's death or Disability. Notwithstanding the foregoing, upon a Change in Control, the provisions of Section 12 shall apply to such outstanding Awards.

               (2) Except as provided in paragraph (c)(l) of this Section 9 or in any relevant Award Agreement, the Participant shall generally have the rights of a shareholder of the Company with respect to Restricted Shares or Performance
Shares during the Restricted Period. The Participant shall generally not have the rights of a shareholder with respect to Shares subject to awards of Deferred
Shares during the Restricted Period; provided, however, that dividends declared during the Restricted Period with respect to all or any number of Shares covered by such award of Deferred Shares may be paid to the Participant in accordance with a Deferred Shares Award Agreement approved by the Administrator at the time of the grant of such award. Certificates for unrestricted Shares shall be delivered to the Participant promptly after, and only after, the Restricted
Period shall expire without forfeiture in respect of such awards of Restricted
Shares, Deferred Shares or Performance Shares except as the Administrator, in its sole discretion, shall otherwise determine.

               (3) The rights of Participants granted awards of Restricted
Shares, Deferred Shares or Performance Shares upon termination of employment or service as a director or Consultant to the Company or to any Subsidiary terminates for any reason during the Restricted Period shall be set forth in the
Award Agreement.

                                      -18-

          SECTION 10. OTHER SHARE-BASED AWARDS.

                    (a) The Administrator is authorized to grant Awards to
          Participants in the form of Other Share-Based Awards, as deemed by the
          Administrator to be consistent with the purposes of the Plan and as evidenced by an Award Agreement. The Administrator shall determine the terms and conditions of such Awards, consistent with the terms of the
          Plan, at the date of grant or thereafter, including any Performance
          Goals and performance periods. Shares or other securities or property delivered pursuant to an Award in the nature of a purchase right granted under this Section 10 shall be purchased for such
          consideration, paid for at such times, by such methods, and in such forms, including, without limitation, Shares repurchased, other
          Awards, notes or other property, as the Administrator shall determine
          (provided that the par value of my issued Share is paid), subject to any required corporate action.

                    (b) To the extent that the Plan is subject to Section 162(m)
          of the Code, no payment shall be made to a "covered employee" (within the meaning of Section 162(m) of the Code) prior to the certification by the Committee that the Performance Goals have been attained. The
          Committee may establish such other rules applicable to the Other
          Share-Based Awards, provided, however, that in the event that the Plan is subject to Section 162(m) of the Code, such rules shall be in compliance with Section 162(m) of the Code.

          SECTION 11. NON-EMPLOYEE DIRECTOR GRANTS.

          (a) Annual Grant. Except as otherwise provided by the Administrator, on the first business day after the annual shareholders' meeting of the Company and each annual shareholders' meeting thereafter during the term of the Plan
(beginning with the annual shareholders' meeting in 2007) each Non-Employee
Director shall be granted that number of Shares, the aggregate Fair Market Value of which shall equal $15,000 on the date of grant (the "Non-Employee Director
Shares"). The Non-Employee Director Shares shall be fully vested as of the date of grant.

          (b) Share Availability. In the event that the number of Shares available for grant under the Plan is not sufficient to accommodate the awards of Non-Employee Director Shares, then the remaining Shares available for such automatic awards shall be granted to each Non-Employee Director who is to receive such an award on a pro-rata basis. No further grants shall be made until such time, if any, as additional Shares become available for grant under the
Plan.

          SECTION 12. ACCELERATED VESTING UPON A CHANGE IN CONTROL.

          Unless otherwise determined by the Administrator and evidenced in an
Award Agreement, in the event of a termination of employment by the Company without Cause

                                      -19-

within twelve (12) months following a Change of Control, and in the case of those Participants who are entitled to receive severance under an employment agreement with the Company upon a termination by the Participant for good reason
(as defined in such employment agreement) upon such a termination for good reason within twelve (12) months following a Change in Control:

                    (a) any Award carrying a right to exercise that was not
          previously vested and exercisable shall become fully vested and exercisable and shall remain exercisable; and

                    (b) the restrictions, deferral limitations, payment
          conditions, and forfeiture conditions applicable to any other Award granted under the Plan shall immediately lapse and such Awards shall be deemed fully vested, and any performance conditions imposed with respect to Awards shall be deemed to be fully achieved.

          SECTION 13. AMENDMENT AND TERMINATION.

          The Board may amend, alter or terminate the Plan, but no amendment, alteration, or termination shall be made that would impair the rights of a
Participant under any award theretofore granted without such Participant's consent. Unless the Board determines otherwise, the Board shall obtain approval of the Company's shareholders for any amendment that would require such approval in order to satisfy the requirements of sections 162(m) or 422 of the Code, any rules of the share exchange on which the Shares are traded or other applicable law. The Administrator may amend the terms of any award theretofore granted, prospectively or retroactively, but, subject to Section 5 of Plan, no such amendment shall impair the rights of any Participant without his or her consent.

          SECTION 14. UNFUNDED STATUS OF PLAN.

          The Plan is intended to constitute an "unfunded" plan for incentive compensation. With respect to any payments not yet made to a Participant by the
Company, nothing contained herein shall give any such Participant any rights that are greater than those of a general creditor of the Company.

          SECTION 15. WITHHOLDING TAXES.

          Whenever cash is to be paid pursuant to an award granted hereunder, the Company shall have the right to deduct therefrom an amount sufficient to satisfy any federal, state and local withholding tax requirements related thereto. Whenever Shares are to be issued or become vested pursuant to an award, the Company shall have the right to require the Participant to remit to the
Company in cash an amount sufficient to satisfy any federal, state and local withholding tax requirements related thereto. With the approval of the
Administrator, in its sole discretion, the Participant may satisfy the foregoing requirement by electing to have the Company repurchase Shares which the
Participant already owns and in such event the Company shall repurchase such number of

                                      -20-

Shares having a value equal to the minimum amount of tax required to be withheld. Such Shares shall be valued at their Fair Market Value on the date as of which the amount of tax to be withheld is determined. Any fractional amounts shall be settled in cash. Such an election may be made with respect to all or any portion of the Shares to be delivered pursuant to an award.

          SECTION 16. GENERAL PROVISIONS.

                    (a) Shares shall not be issued pursuant to the exercise of any Option granted hereunder unless the exercise of such Option and the issuance and delivery of such Shares pursuant thereto shall comply with all relevant provisions of law, including, without limitation,
          Bermuda law, the Securities Act of 1933, as amended, the Exchange Act and the requirements of any share exchange upon which the Shares may then be listed, and shall be further subject to the approval of counsel for the Company with respect to such compliance.

                    (b) The Administrator may require each person acquiring
          Shares to represent to and agree with the Company in writing that such person is acquiring the Shares without a view to distribution thereof.
          The certificates for such Shares may include any legend that the
          Administrator deems appropriate to reflect any restrictions on transfer which the Administrator determines, in its sole discretion, arise under applicable securities laws or are otherwise applicable.

                    (c) All certificates for Shares delivered under the Plan
          shall be subject to such stop-transfer orders and other restrictions as the Administrator may deem advisable under the rules, regulations, and other requirements of the Securities and Exchange Commission, any share exchange upon which the Shares may then be listed, and Bermuda law any applicable federal or state securities law, and the
          Administrator may cause a legend or legends to be placed on any such certificates to make appropriate reference to such restrictions.

                    (d) The Administrator may require a Participant receiving
          Shares pursuant to the Plan, as a condition precedent to receipt of such Shares, to enter into a shareholder agreement or "lock-up"
          agreement in such form as the Committee shall determine is necessary or desirable to further the Company's interests.

                    (e) The adoption of the Plan shall not confer upon any
          Eligible Recipient any right to continued employment or service with the Company or any Subsidiary, as the case may be, nor shall it interfere in any way with the right of the Company or any Subsidiary to terminate the employment or service of any of its Eligible
          Recipients at any time.

                                      -21-

          SECTION 17. EFFECTIVE DATE.

     The Plan became effective upon adoption by the Board on January 17, 2006
(the "Effective Date"), subject to requisite approval of shareholders of the
Company and subject to permission being granted by the Bermuda Monetary
Authority pursuant to the Exchange Control Act 1972 (as amended) for the issue of the Shares pursuant to the Plan.

          SECTION 18. TERM OF PLAN.

          No award shall be granted pursuant to the Plan on or after the tenth anniversary of the Effective Date, but awards theretofore granted may extend beyond that date.

          SECTION 19. GOVERNING LAW.

          The Plan and all determinations made and actions taken pursuant hereto shall be governed by the laws of the Bermuda.

                                      -22-